Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to our report for Viropro, Inc. for the year ended December 31, 2010 dated November 17, 2011, relating to the consolidated financial statements which appear in the Form 10-K for the year ended December 31, 2010.

/s/ KBL, LLP
New York, NY
December 16, 2011